UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2012

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)
(314) 480-1400 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 18, 2012, Olin Corporation, a Virginia corporation (“Olin”), issued a press release announcing that it had entered into a Stock Purchase Agreement, dated as of July 17, 2012 (the “Stock Purchase Agreement”), among Olin, K. A. Steel Chemicals Inc., a Delaware corporation (“K. A. Steel”), the stockholders of K. A. Steel and Robert F. Steel, as the sellers’ representative, pursuant to which Olin will purchase all of the outstanding shares of common stock of K. A. Steel for $328 million in cash (subject to certain adjustments set forth in the Stock Purchase Agreement).  The closing of the acquisition is conditioned upon regulatory approval and other customary closing conditions and is expected to occur by the end of the third quarter.  A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.    Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the registrant’s press release dated July 18, 2012 announcing the execution of the Stock Purchase Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.  The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
2.1
Stock Purchase Agreement, dated as of July 17, 2012, by and among Olin Corporation, K. A. Steel Chemicals Inc., the stockholders of K. A. Steel Chemicals Inc. and Robert F. Steel, as the sellers’ representative.

99.1	Press Release dated July 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Senior Vice President, General Counsel and Secretary

Date:  July 18, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Stock Purchase Agreement, dated as of July 17, 2012, by and among Olin Corporation, K. A. Steel Chemicals Inc., the stockholders of K. A. Steel Chemicals Inc. and Robert F. Steel, as the sellers’ representative.

99.1	Press Release dated July 18, 2012.